UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 10, 2022

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”), the parent holding company for Southern Bank (the “Bank”), announced the adoption of an executive leadership transition plan.

Greg A. Steffens, the current President and Chief Executive Officer of the Bank and the Company has been appointed as Chairman of the Board of the Company and the Bank effective July 1, 2022. At that time, Mr. Steffens will also transition to Chief Executive Officer of the Company, thereby relinquishing his roles as President of the Company and President and Chief Executive Officer of the Bank. Mr. Bagby, the current Chairman of the Board of the Company and Mr. Schalk, the current Chairman of the Board of the Bank will continue to serve on the respective boards as directors and Vice Chairs effective with Mr. Steffens’ transition to Chairman. Mr. Bagby will also serve as lead outside director for the Company.

Matthew T. Funke, age 45, currently serving as the Executive Vice President and Chief Financial Officer of the Company and the Bank, is being promoted to the position of President and Chief Administrative Officer of the Company and President, Chief Executive Officer and a director of the Bank. These changes will also be effective July 1, 2022. Mr. Funke joined the Bank in 2003 as an internal auditor and became Chief Financial Officer of the Bank in 2006 and the Company in 2010.

There are no arrangements or understandings between Mr. Funke and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K or Item 5.02(d)(2) of Form 8-K. Mr. Funke has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Boards of Directors of the Company and the Bank also approved the appointment of Lora L. Daves, age 55, to the position of Executive Vice President and Chief Financial Officer of the Company and the Bank.to be effective as of July 1, 2022. Ms. Daves currently serves as Executive Vice President and Chief Risk Officer of the Company and the Bank. Previously, she served as Chief Credit Officer of the Bank from 2006 to 2016.

There are no arrangements or understandings between Ms. Daves and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K or Item 5.02(d)(2) of Form 8-K. Ms. Daves has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on March 11, 2022 announcing the executive leadership transition plan is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

99.1Press Release dated March 11, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: March 11, 2022	By:	/s/ Greg Steffens
Greg Steffens
President and Chief Executive Officer